UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2025

CYCLERION THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Massachusetts	001-38787	83-1895370
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, 18th Floor

Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, including Zip Code)

(857) 327-8778

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CYCN	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 19, 2025, Cyclerion Therapeutics, Inc. (the “Company”) and the Massachusetts Institute of Technology (“MIT”) entered into a Patent License Agreement (the “License Agreement”) pursuant to which MIT granted to the Company an exclusive worldwide license to develop and commercialize products using certain technology for the treatment of neuropsychiatric disorders, such as depression, in humans.

Under the terms of the License Agreement, the Company will pay to MIT a nominal upfront payment, and MIT will be eligible to receive up to $4.4 million upon the achievement of certain development, regulatory and sales milestone payments. MIT will also receive tiered royalties in a range of percentages in the low single digits based on future net sales of licensed products as set forth in the License Agreement. Further, the Company is required to pay MIT varying percentages of income received as consideration for any sublicenses granted pursuant to the License Agreement depending on the circumstances of the sublicense and the development milestones of sublicensed products.

The Company will be responsible for developing and seeking regulatory approval of the licensed products. Following regulatory approval, the Company will be responsible for commercializing the licensed products in the jurisdiction in which regulatory approval is obtained. MIT will be responsible for filing, prosecuting and maintaining all of the licensed patent rights in cooperation with the Company.

The term of the License Agreement will expire in its entirety upon the expiration of certain patent rights for the licensed patents, unless earlier terminated by the parties in accordance with the terms of the License Agreement.

The foregoing description of the terms of the License Agreement is not complete and is qualified in its entirety by reference to the text of the License Agreement, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the period ended September 30, 2025.

Item 7.01	Regulation FD Disclosure

On September 23, 2025, the Company issued a press release announcing its entry into the License Agreement and relaunch as a neuropsychiatric company.

In addition, the Company has prepared an investor presentation with respect to the License Agreement and relaunch as a neuropsychiatric company.

A copy of the press release and investor presentation are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference. The exhibits furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated September 23, 2025

99.2	Investor Presentation, dated September 24, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLERION THERAPEUTICS, INC.

Date: September 23, 2025	By:	/s/ Regina Graul, Ph.D.
	Name:	Regina Graul, Ph.D.
	Title:	President and Chief Executive Officer